UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2009

BIOPACK ENVIRONMENTAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-29981
(Commission File Number)

91-2027724
(IRS Employer Identification No.)

Room 905, 9/F, Two Chinachem Exchange Square, 338 King’s Road, North Point, Hong Kong
(Address of principal executive offices and Zip Code)

+852.3586.1383
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2009, we entered into an Amendment to Demand Promissory Note (the “Amendment”) with Lainey Advisors Inc. amending the original demand promissory note dated for reference July 1, 2008 (the “Note”).  The Amendment amended the terms of the Note to provide for a right of conversion of sums due pursuant to the Note into shares of common stock of our company at a conversion price equal to 80% of the average closing price for shares of our company’s common stock on the OTC Bulletin Board for the ten-trading day period prior to the date of any notice of conversion.

Item 3.02	Unregistered Sales of Equity Securities.

On December 31, 2009, we issued 284,932 shares of our common stock to one person upon the conversion of all sums due under the amended Demand Promissory Note referred to in Item 1.01, above, consisting of principal in the amount of $100,000 and accrued interest in the amount of $8,834.  The holder of these shares is not a U.S. person, this transaction did not occur in the United States and in issuing these shares of our common stock we relied on the registration exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and/or Regulation S, promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By: /s/ Gerald Lau
Gerald Lau
President and a Director

Dated:  January 4, 2010